UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of earliest event reported: March 1, 2020

SMARTFINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Tennessee	333-203449	62-1173944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5401 Kingston Pike, Suite 600
Knoxville, Tennessee	37919
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code:) (865) 437-5700
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Exchange on which Registered
Common Stock, par value $1.00 per share	SMBK	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On March 1, 2020 (the “Effective Date”), SmartFinancial, Inc., a Tennessee corporation (“SmartFinancial”), completed its previously announced acquisition of Progressive Financial Group, Inc., a Tennessee corporation (“Progressive”), pursuant to an Agreement and Plan of Merger dated October 29, 2019 (the “Merger Agreement”), by and between SmartFinancial and Progressive. On the Effective Date, Progressive merged with and into SmartFinancial (the “Merger”), with SmartFinancial continuing as the surviving corporation. Immediately following the Merger, Progressive Savings Bank, a Tennessee-chartered commercial bank and wholly owned subsidiary of Progressive, merged with and into SmartBank, a Tennessee-chartered commercial bank and wholly owned subsidiary of SmartFinancial, with SmartBank continuing as the surviving banking corporation.

Pursuant to the Merger Agreement, at the effective time of the Merger, Progressive shareholders are entitled to receive for each share of Progressive common stock, par value $10.00 per share, outstanding immediately prior to the Merger, (i) $474.82 in cash, and (ii) 62.3808 shares of SmartFinancial common stock, par value $1.00 per share. In accordance with the terms of the Merger Agreement, Progressive also effected a distribution to its shareholders prior to the Effective Date of $4,756,701.00, which was the approximate balance of Progressive’s accumulated adjustment account.

SmartFinancial expects to issue approximately 1,292,592 shares of SmartFinancial common stock and pay approximately $9,838,653.37 in cash in respect of shares of Progressive common stock as consideration for the Merger. SmartFinancial will not issue fractional shares of its common stock in connection with the Merger, but will instead pay cash in lieu of fractional shares based on the average closing price of SmartFinancial common stock on the Nasdaq Capital Market for the 10 consecutive trading days ending on and including February 25, 2020 (calculated as $21.10).

Shares of SmartFinancial common stock outstanding prior to the Merger remained outstanding and were not affected by the Merger.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to SmartFinancial’s current report on Form 8-K filed on October 30, 2019, and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2020, the Board of Directors of SmartFinancial, acting pursuant to the authority granted to it by SmartFinancial’s Bylaws, increased the size of the Board of Directors from twelve to thirteen directors, effective as of the closing of the Merger. Also on February 27, 2020, the Board of Directors appointed Ottis Phillips as a director of SmartFinancial, effective as of the closing of the Merger. Mr. Phillips is an independent director who will serve with a term expiring at SmartFinancial’s 2020 annual meeting of shareholders.

Ottis Phillips, age 68, is the former Chairman of the Board, President, and CEO of Progressive and Progressive Savings Bank. He served on the boards of directors of Progressive and Progressive Savings Bank from 2016 until the Merger, and served as the President and CEO of Progressive and Progressive Savings Bank from 2018 until the Merger. For 20 years, Mr. Phillips was the sole owner and President of SEC Enterprises, Inc., a beverage distribution company, located in Cookeville, Tennessee, which merged in 2013 with RMG, Inc. b/d/a Mid-South Distributing located in Tullahoma, Tennessee, where Mr. Phillips continued as President. In 2016, he sold this company and formed and serves as the managing partner of Phillips Properties Partnership in Cookeville, Tennessee, purchasing several residential rental properties. He has been a volunteer on numerous boards including the Cookeville-Putnam County Chamber of Commerce, the Blue Cross Bowl Steering Committee, the Tennessee Malt Beverage Association, the Tennessee Tech Athletic Hall of Fame selection committee, and the Tennessee Tech University Foundation Board of Directors. Born and raised in the Upper Cumberland, Tennessee, Mr. Phillips graduated from Tennessee Technological University in Cookeville, Tennessee, with a bachelor’s degree in Mechanical Engineering and a master’s degree in Business Administration.

Mr. Phillips will receive the same per-meeting monthly fee as the other directors of SmartFinancial, which is currently $2,000 per meeting.

There are no transactions between Mr. Phillips (or any member of his immediate family) and SmartFinancial (or any of its subsidiaries), and, other than the Merger Agreement, there is no arrangement or understanding between Mr. Phillips and any other persons or entities pursuant to which Mr. Phillips was appointed as a director of SmartFinancial.

Item 8.01	Other Events.

On March 2, 2020, SmartFinancial issued a press release announcing the consummation of the Merger. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d)  Exhibits

Number	Description of Exhibit
2.1	Agreement and Plan of Merger, dated October 29, 2019, by and between SmartFinancial, Inc. and Progressive Financial Group Inc. (incorporated by reference to Exhibit 2.1 to SmartFinancial’s current report on Form 8-K filed on October 30, 2019).
99.2	Press Release dated March 2, 2020*
*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTFINANCIAL, INC.

Date: March 2, 2020
/s/ William Y. Carroll, Jr.
William Y. Carroll, Jr.
President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated October 29, 2019, by and between SmartFinancial, Inc. and Progressive Financial Group Inc. (incorporated by reference to Exhibit 2.1 to SmartFinancial’s current report on Form 8-K filed on October 30, 2019).

99.1	Press Release dated March 2, 2020.